Agreement of Continuing Support

This Agreement is entered on this September 1, 2014 between Jiayue Zhang and Little Neck Health Connection Inc, a New York corporation ("Company").

Jiayue Zhang, as the owner of the Company, hereby agrees that he will provide sufficient financial support to the Company to satisfy any and all financial needs of the Company for at least the upcoming two years (September 1, 2014 to September 1, 2016).

Signature:

By

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Jiayue Zhang, CEO,

Little Neck Health Connection Inc

By

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Jiayue Zhang